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                                                                   EXHIBIT 10.54

                            INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT, is entered into as of this 17th day of May, 1996, by and between The D.W. Lauer Company, a California corporation (the "Company"), Douglas W. Lauer ("Founder"), Gargoyles, Inc., a Washington corporation ("Gargoyles"), and The Timberland Company, a Delaware corporation ("Timberland," together with Gargoyles, the "Shareholders") and permitted assigns, with reference to the following:

         The Company, Founder and Shareholders are parties to an Agreement for Purchase of Common Stock of even date herewith (the "Purchase Agreement").

         The Company, Founder and Shareholders, for the benefit of the Holders (as defined below) wish to enter into this Investor Rights Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Purchase Agreement, the parties hereby agree as follows:

1. DEFINITIONS

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         "Affiliate" of a Person shall mean any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person. The term "control" shall mean with respect to a corporation the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity. Affiliate of a Person also shall include any director, officer, shareholder, executive or employee of such Person, or any member of any such Person's immediate family, including the parents, spouse, children and other relatives of any such Person.

         "Closing Date" shall have the meaning ascribed to it in the Purchase Agreement.

         "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act (as defined below).
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         "Common Stock" means the shares of common stock, no par value, of the
Company and any shares of common stock into which such shares are converted in connection with a recapitalization of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

         "Holder" shall mean Founder and Shareholders to the extent, if any, that they retain rather than distribute to any Person Common Stock, and any Person that receives a distribution of Common Stock therefrom and executes a copy of this Agreement.

         "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision or a governmental agency.


         "Registrable Securities" means the shares of Common Stock (i) held by Shareholders or (ii) held by Founder. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (c) they shall have ceased to be outstanding.

         "Registration Expenses" means the out-of-pocket expenses incident to the Company's performance of or compliance with Section 3 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with securities laws, including those of Nasdaq and the NASD, the fees and disbursements of counsel for the Company and of its independent public accountants, printing and reproduction expenses, and similar disbursements and charges; provided, however, that Registration Expenses shall exclude, and the sellers of the Registrable Securities shall pay, the fees and disbursements of counsel and accountants to such sellers and commissions and transfer taxes in respect of the Registrable Securities being registered (the "Excluded Expenses").

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         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

2. COVENANTS OF THE COMPANY

         The Company covenants that so long as Holders own Common Stock, unless Shareholders shall otherwise consent in writing:

         2.1 ACCOUNTING SYSTEM

         The Company shall maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied.

         2.2 PERIODIC REPORTS, BUDGETS

                  (a) The Company shall furnish to each Holder, as soon as practicable, and in any event within 90 days after the end of each fiscal year of the Company, an annual report of the Company, including an audited balance sheet as of the end of such fiscal year and the related audited statements of operations, shareholders' equity and cash flows for such fiscal year (or similar statements if the foregoing statements change as the result of changes in generally accepted accounting principles), all of which shall fairly present the financial condition of the Company as of the dates shown and the results of its operations for the periods then ended. Such financial statements shall be accompanied by the unqualified report thereon of a nationally recognized independent public accountant reasonably satisfactory to Shareholders to the effect that such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report). The Company shall conduct its business so that such report of the independent public accountants shall not contain any qualifications as to the scope of the audit or with respect to the Company's compliance with generally accepted accounting principles consistently applied, except for changes in methods of accounting in which such accountants concur.

                  (b) The Company shall furnish to each Holder, as soon as practicable and in any event within 30 days after the end of each fiscal quarter and calendar month, a quarterly or monthly report, as applicable, of the Company consisting of an unaudited balance sheet as of the end of such quarter or month and the related

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unaudited statements of operations and cash flows for such quarter or month and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for (A) the preceding fiscal year and (B) the budget for the current fiscal year. All such reports shall be certified by the chief financial officer of the Company to fairly present the financial condition of the Company as of the dates shown and the results of its operations for the periods then ended and to have been prepared in conformity with generally accepted accounting principles consistently applied except for normal, year-end audit adjustments and except that footnotes may be omitted. The reports for each quarter or calendar month shall include a narrative discussion prepared by the Company describing the business operations of the Company during such quarter or calendar month.

                  (c) The Company shall furnish to each Holder, as soon as practicable and, for each year after 1996, at least thirty (30) days prior to the end of each fiscal year of the Company an annual operating budget for the Company for the succeeding fiscal year, containing projections of profit and loss, cash flow and ending balance sheets for each month of such fiscal year.

         2.3 OTHER REPORTS AND INSPECTION

         The Company shall furnish promptly to each Holder copies of any financial statements or reports prepared by the Company for or otherwise furnished to or filed with its shareholders or any lender to the Company or the Commission. The Company shall furnish promptly to any Holder such other documents, reports, financial data and other information as such Holder may reasonably request. The Company shall, upon reasonable prior notice, make available to any Holder or its representatives or designees all properties, assets and business records of the Company for inspection and, in the case of business records, copying and shall use its best efforts to make available to any Holder, the directors, officers and employees of the Company for interviews concerning the business, properties and assets of the Company.

         2.4 INSURANCE

         The Company shall maintain valid policies of workers' compensation, fire and casualty, liability and other forms of insurance with financially sound insurers in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Company. The activities and operations of the Company shall be conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. The Company shall within thirty (30) days of the date hereof, use its best efforts to obtain and maintain from financially sound and reputable insurer term life insurance on the life of Founder in

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the amount of $4.0 million. Such policy shall name Timberland and Gargoyles each as co-loss payees, each with a fifty percent (50%) interest in the proceeds, and shall not be cancelable or amended by the Company without prior approval of the Shareholders. The rights of Shareholders in the proceeds of such insurance policy shall be assignable by any Shareholder to a permitted assignee of such Shareholder's then current entire interest in the Company.

         2.5 LICENSES

         The Company shall obtain and keep in full force and effect all licenses, permits and other authorizations from governmental authorities utilized by the Company which shall be necessary in any material respect to the conduct of its business, unless such licenses, permits and authorizations are not in full force and effect and are contested diligently and in good faith by the Company.

         2.6 MATERIAL CHANGES

         The Company shall promptly notify each Shareholder of: (a) any material adverse change or anticipated changes in the condition (financial or otherwise), of the properties, assets, liabilities, businesses, or prospects as contemplated in the current Business Plan or operations of the Company; and (b) any lawsuit, claim, proceeding or investigation, pending, or to the best knowledge of the Company, threatened, or any judgment, order or decree.

         2.7 COMPLIANCE WITH APPLICABLE LAWS

         The Company shall comply in all material respects with all applicable statutes, laws, ordinances, rules and regulations of any governmental authority and any filing requirements relating thereto, such compliance to include, without limitation, filing in a timely manner (within any applicable extension periods) all tax returns, reports and forms required to be filed under the Internal Revenue Code or under applicable state, local or foreign tax laws and timely paying in full all taxes with respect to such returns, reports and forms, except for immaterial local tax returns or immaterial foreign tax returns and except to the extent such statutes, laws, ordinances, rules, regulations, filing requirements or taxes are being contested diligently and in good faith by the Company (and, in the case of taxes, adequate reserves for payment thereof have been set up), and shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

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         2.8 AGREEMENTS WITH EMPLOYEES

                  (a) The Company shall cause all members of management and all professional employees of the Company to enter into agreements, in form and substance reasonably satisfactory to Shareholders, relating to nondisclosure of confidential information, nonsolicitation of employees and customers of the Company, and assignment of patents, trademarks and copyrights to the Company (the "Protective Agreements").

                  (b) The Company shall require all future key employees of the Company to enter into Protective Agreements substantially in form attached hereto as Exhibit A.

         2.9 VOTING AGREEMENT

                  (a) Election of Directors. Each Holder hereby agrees to cast all votes to which such Holder is entitled in respect of the Common Stock now or hereafter owned by such Holder, whether at any annual or special meeting of stockholders, by written consent or otherwise, to:

                        (i) fix the number of directors constituting the board of directors of the Company (the "Board") at five (5) members;

                        (ii) elect as a director of the Company one individual (the "Timberland Designated Director") that may be designated by Timberland for election;

                        (iii) elect as a director of the Company one individual that may be designated by Founder for election (the "Founder Designated Director"); and

                        (iv) elect as a director for the Company three individuals that may be designated by Gargoyles for election (the "Gargoyles Designated Directors").

                  (b) Removal. The Timberland Designated Director may not be removed without the consent of Timberland, the Founder Designated Director may not be removed without the consent of Founder, and the Gargoyles Designated Directors may not be removed without the consent of Gargoyles.

                  (c) Successors. In the event a director shall cease to serve for any reason then (i) in the case of the Timberland Designated Director, Timberland shall have the right to nominate a successor Designated Director,
(ii) in the case of the Founder Designated Director, Founder shall have the right to nominate a successor Founder Designated Director, and (iii) in the case of any Gargoyles Designated

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Director, Gargoyles shall have the right to nominate a successor Gargoyles
Designated Director. Each Holder shall, upon receipt of notice identifying such nominee, promptly take all action necessary to cause the appointment of such nominee to the Board pursuant to the Company's By-laws and Certificate of Incorporation, each as amended and in effect from time to time.

                  (d) For so long as Founder or Timberland has the right to nominate a director, the director nominated by such party shall have the same rights as other directors to vote, receive notice of and attend all meetings of the executive committee or other committee of the Board of Directors; provided further that the director nominated by Timberland shall have the right to serve on any such committee. For so long as a party has the right to nominate a director and such party has specified an individual to be such director or an observer, the Company will promptly deliver to such party's director or observer copies of all minutes and other records of action by, and all documents, reports, financial data and other information prepared for or provided to, the Board. The Company covenants that at all times its Articles of Incorporation or Bylaws will contain provisions indemnifying its directors to the fullest extent permitted under applicable law.

                  (e) If a party (the "Requesting Party") gives written notice to the other parties (the "Requested Parties") that the Requesting Party desires to remove a director nominated by it, the Requested Parties agree to vote all their voting securities in favor of removing such director if a vote of holders of voting securities shall be required to remove the director, and the Company agrees to take any action necessary to facilitate such removal.

                  (f) If the any Holder fails or refuses to vote its shares as required hereby, the Timberland, Founder, or Gargoyles, as the case may be, shall have an irrevocable proxy pursuant to the provisions of Section 705(e) of the California General Corporation Law, coupled with an interest, so to vote those securities in accordance herewith, and each party hereby grants to the other parties such irrevocable proxy.

         2.10. NEGATIVE COVENANTS

                  (a) The Company will not, without first obtaining the consent of Gargoyles and Founder or Gargoyles and Timberland:

                        (i) sell or transfer all or substantially all of any asset of the Company, except sales of inventory in the ordinary course of business;

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                        (ii) issue, deliver or sell any of its capital stock, or
grant an option or rights to subscribe for, purchase or acquire any of its capital stock, or to any Person (except as provided in this Agreement);

                        (iii) increase the salary or other compensation payable or to become payable by the Company to any of its officers or executives, nor pay, or commit or oblige the Company to pay any bonus (except in accordance with past practice of the Company as heretofore disclosed in writing to Shareholders) or any other additional compensation to any such Person, including (but not limited to) any welfare, pension, retirement or similar payment or arrangement;

                        (iv) make any change in the business and activities of the Company;

                        (v) extend credit by any method or in any form or manner in excess of $50,000, other than open account credit extended to customers in the ordinary course of business or loan money or act as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any Person, organization or entity;

                        (vi) incur any indebtedness, other than trade debt incurred in the ordinary course of business, to a Person which is not an Affiliate of the Company or of any stockholder of the Company, provided, however, that the Company may incur indebtedness of up to $100,000 to any such unaffiliated Person; or

                        (vii) invest directly or indirectly, by way of stock ownership, debt, asset acquisition or otherwise, in any corporation, association, or other entity or enterprise; or

                  (b) The Company will not, without first obtaining the consent of all of the outstanding shares of Common Stock held by Holders:

                        (i) amend, restate or otherwise alter the Company's Articles of Incorporation or Bylaws;

                        (ii) engage in any loan, lease, contract or other transaction, as lender, borrower, lessee, lessor or otherwise, with any Affiliate of the Company or of any stockholder of the Company; provided that, subject to such approval, a Shareholder may make a loan to the Company which (x) bears no greater than a market rate of interest (not to exceed, subject to such approval, such Shareholder's then current borrowing costs), (y) is secured by assets of the Company (other than the

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License Agreement), and (z) permits foreclosure on such assets in case of
Company default; or

                        (iii) change the Company's fiscal year.

                  (c) The Company will not, without first obtaining the unanimous consent of board of directors of the Company, including representatives of each of Founder and Timberland:

                        (i) declare, set aside or pay a dividend or other distribution with respect to the stock of the Company, or redeem such stock directly or indirectly, or purchase or otherwise acquire any shares of capital stock of the Company.

         3. REGISTRATION UNDER SECURITIES ACT

            3.1 REGISTRATION

         If the Company determines in its sole discretion that it is in the Company's best interest to do so, the Company will use its best efforts to prepare and file a registration statement on Form S-1, S-3 or other applicable form under the Securities Act as to all of the Registrable Securities; provided, however, that the Company has no obligation to file such registration statement. If it determines to file such registration statement, the Company shall provide written notice to each Holder thirty (30) days prior to the filing of such registration statement. The Company will use its best efforts to effect the registration under the Securities Act. The Company may elect to include in the registration statement shares of Common Stock held by the Company or other stockholders of the Company.

         3.2 REGISTRATION PROCEDURES

         In connection with the registration of Registrable Securities pursuant to Section 3.1, 3.3 or 3.4, the Company will, subject to the terms of this Agreement, as expeditiously as practicable:

                  (a) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to cause such registration statement to become effective and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as any Holder shall be subject to the volume limitations under Rule 144 of the Securities Act;

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                  (b) furnish each Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus and of each such amendment or supplement thereto contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request, but only while the Company is required under the provisions hereof to cause the registration statement to remain current;

                  (c) use reasonable diligence (i) to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such States as Holder and Company may reasonably agree upon, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers; provided, however, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (c) be obligated to be so qualified; to conform the composition of its assets at the time to the securities or blue sky laws of any jurisdiction; to execute or file any general consent to service of process under the laws of any jurisdiction; to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Securities covered by the registration statement; or to subject itself to taxation in any jurisdiction where it has not theretofore done so;

                  (d) notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of circumstances under which they were made, and to promptly prepare and furnish to such Holder a reasonable number of such copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances under which they were made.

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         The Company may require any Holder to furnish the Company such information regarding such Holder and the intended method of distribution of such securities as the Company may from time to time reasonably request in writing.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (d) of this Section 3.2, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (d) of this
Section 3.2

         3.3 REGISTRATION ON FORM S-3

         After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 3, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, or (ii) in a given twelve-month period, the Company has effected one (1) such registration in such period.

         3.4 "PIGGY-BACK" REGISTRATIONS

         If at any time the Company shall determine to register for its own account or the account of others under the Securities Act any of its equity securities, (including pursuant to a demand for registration of any stockholder of the Company other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to each Holder of Registrable Shares, written notice of such determination and, if within thirty (30) days after receipt of such notice, such Holder shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities such Holder requests to be registered. Nothing herein shall be construed so as to require the Company, in connection with any proposed offering, to engage the services of an underwriter under

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this Section 3.4 as, for example, if the Company shall file a registration statement under Rule 415 of the Securities Act without the services or engagement of any underwriter.

         If, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall in good faith impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which such Holder has requested inclusion hereunder; provided, however, that the Company shall not so exclude any Registrable Securities unless it has first excluded any securities to be offered and sold by officers and employees of the Company or by Holders who do not have contractual, incidental rights to include such securities (collectively, "Excludable Shares").

         Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include such shares, in proportion to the number of such shares sought to be included by such Holder.

         3.5 INDEMNIFICATION

                  (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby agrees to, indemnify and hold harmless each Holder and its Affiliates in the case of any registration statement filed pursuant to
Section 3.1, 3.3 or Section 3.4, hereof, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation relating to any action in connection with any such registration statement and the offering made thereby, and the Company will reimburse each Holder for any legal or any other expenses reasonably incurred by it, from time to time as and when they are incurred, in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises

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out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder, specifically stating that it is for use in the preparation thereof.

                  (b) Indemnification by Holders. As a condition to including any Registrable Securities in any registration statement, each Holder, severally and not jointly, will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 3.5) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that each Holder's liability under this paragraph shall be limited to its proceeds from the offering made pursuant to such registration statement, after underwriting discounts and commissions. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Holder.

                  (c) Notices of Claims. etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified

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
party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall (i) be liable for any settlement of any action or proceeding effected without its written consent (which consent shall not be unreasonably withheld); or (ii) consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Contribution. If the indemnification provided for in this
Section 3.5 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action or proceeding in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and such Holder covered by the registration statement or underwritten sale which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as nearly as practicable as shall be permitted by applicable law to effect the intent of parties as set forth in clause (i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                  (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 3.5 (with appropriate modifications) shall be given by the Company and each Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                  (f) Indemnification Payments. The indemnification and contribution required by this Section 3.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (g) Additional Rights. Any indemnification agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

                  (h) Expenses. The Company shall pay on behalf of Holders, all Registration Expenses but not including underwriting discounts in connection with any registration pursuant to Section 3 hereof.

                  (i) Preparation. In connection with the preparation and filing of a registration statement under the Securities Act pursuant to this Agreement, the Company will give any Holder and its counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto.

         4. PREEMPTIVE RIGHTS, RIGHTS OF FIRST REFUSAL AND CO-SALE RIGHTS

            4.1 SALES OF COMMON STOCK

         Except as provided below in this Section 4, neither the Company (other than as a result of a transfer of Common Stock by a third party in accordance with the terms of this Agreement) nor any Holder shall issue, deliver or sell any equity securities or securities convertible or exercisable for equity of the Company to any Person, or cause any common stock or other equity securities to be issued, delivered or sold to any Person.

                  (a) Preemptive Rights. Each Holder of shares shall have full preemptive or preferential rights, as these rights are defined by law, to subscribe for or purchase that Holder's proportional part of any shares that may be issued at any time by the Company to any third party which is not an Affiliate of the Company or of any stockholder of the Company or in connection with any Permitted Issuance to Affiliates (as defined below). Notwithstanding the provisions of Section 2.10, the Company shall be entitled to offer such equity securities to an Affiliate of the Company or of any stockholder of the Company if all of the following conditions are met (a "Permitted Issuance to Affiliates");

                        (i) Gargoyles and Founder or Gargoyles and Timberland consent that additional equity capital is required by the Company;

                        (ii) no unaffiliated third party is available to make the required equity investment, despite the best efforts of the Company, Gargoyles and Timberland, and Timberland's representative on the Company's Board of Directors agrees that such is the case;

                        (iii) the Company has borrowed the maximum amount possible, based on the fair value of the assets of the Company available as collateral (which exclude the License Agreement);

                        (iv) the Company has on a cumulative basis, failed to achieve 80% of the Minimum Net Sales set forth on Exhibit 18 to the License Agreement for the period from the date of the License Agreement to the date of the notice of the proposed investment; and

                        (v) the Timberland Put (defined in Section 5) has become exercisable, and the price payable upon exercise of the Put is at least $500,000.

                  (b) Rights of First Refusal. Prior to any delivery or sale to any Person of any equity securities ("Offered Securities"), the Holder (the "Offeror") shall first give the Company and/or the remaining Holders the opportunity to purchase the Offered Securities (the "Right of First Refusal") in the following manner:


                        (i) The Offeror shall give written notice (the "Notification") of the proposed issuance, delivery or sale of Offered Securities, setting forth in reasonable detail the proposed terms thereof, including the identity of the proposed purchaser (the "Purchaser"), the amount of Offered Securities to be sold, the cash price per share for the Offered Securities offered by Purchaser (the "First Refusal Sale Price"), and the terms of payment and other material provisions and conditions offered by Purchaser (the "First Refusal Sale Terms"). The Notification shall include a representation of the Offeror to the effect that such proposed terms are contained in a bona fide offer by the Purchaser to the Offeror.

                        (ii) The Notification shall constitute an irrevocable offer by the Offeror to sell all (but not less than all) of the Offered Securities to the Company at the First Refusal Sale Price and on the First Refusal Sale Terms. The Right of First Refusal shall be exercisable by written notice (the "Exercise Notice") to the Offeror within 30 days after receipt of the Notification.

                        (iii) If the Company exercises the Right of First Refusal with respect to the Offered Securities, then the Offeror shall sell such Offered Securities to the Company at the First Refusal Sale Price and on the First Refusal Sale Terms. The closing of the purchase and sale of such Offered Securities shall take place on such date, within 30 days after delivery to the Offeror of the Exercise Notice, as shall be specified by the Company in the Exercise Notice.

                        (iv) If the Company does not exercise the Right of First Refusal with respect to the Offered Securities within such thirty (30) day period, the Offeror shall give the remaining Holders an opportunity to exercise the Right of First Refusal, on the same terms and in the same manner as offered to the Company, pro rata in proportion to their relative holdings of Common Stock of the Company. If the remaining Holders do not exercise the Right of First Refusal with respect to all (but not less than all) of the Offered Securities, the Offeror may, during the 180 days following the expiration of the period for exercise of the Right of First Refusal, sell all (but not less than all) of the Offered Securities to Purchaser upon terms and conditions no more favorable to Purchaser than the First Refusal Sale Price and the First Refusal Sale Terms.

                  (c) Co-Sale Rights. Notwithstanding the provisions of this
Section 4.1,

                        (i) If Gargoyles proposes to sell or transfer any shares of the Common Stock now owned or subsequently acquired by Gargoyles ("Co-Sale Shares") in one or more related transactions which will result in (1) the transfer of 10,000 or more shares of Common Stock by Gargoyles or (2) the transferee of such shares holding more than 50% of the Common Stock, then Gargoyles shall promptly give written notice (the "Notice") to the Company, Founder and Timberland at least 20 days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Co-Sale Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of
Section 4.2 hereof, the Notice shall state under which paragraph and subparagraph the sale or transfer is being made.

                        (ii) Founder and Timberland each shall have the right, exercisable upon written notice to Gargoyles within thirty (30) days after receipt of the Notice, to participate in such sale on the same terms and conditions specified in the Notice. To the extent Founder or Timberland exercise such right of participation in accordance with the terms and conditions set forth below, the number of Co-Sale Shares that Gargoyles may sell in the transaction shall be correspondingly reduced.

                        (iii) Founder and Timberland each shall be entitled to sell all or any part of that number of shares of Common Stock equal to the product obtained by multiplying (1) the aggregate number of Co-Sale Shares covered by the Notice by (2) a fraction the numerator of which is the number of shares of Common Stock owned by Founder or Timberland, as appropriate, at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by Gargoyles, Founder and Timberland at the time of the sale or transfer.


                        (iv) If either Founder or Timberland fails to elect to fully participate in such sale pursuant to this paragraph, Gargoyles shall give notice of such failure to the party who did so elect (the "Participant"). Such notice may be made by telephone if confirmed in writing within two days. The Participant shall have five days from the date such notice was given to agree to sell its/his pro rata share of the unsold portion. For purposes of this paragraph, a Participant's pro rata share shall be equal to the product obtained by multiplying (1) the number of shares in the unsold portion by (2) a fraction the numerator of which is the number of shares of Common Stock held by such Participant and the denominator of which is the total number of shares of Common Stock held by the Participant and Gargoyles.

                        (v) Each Participant shall effect its participation in the sale by promptly delivering to Gargoyles for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Common Stock which such Participant elects to sell, against payment of the purchase price.

                        (vi) The stock certificate or certificates that the Participant delivers to Gargoyles pursuant to paragraph (v) above shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and Gargoyles shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, Gargoyles shall not sell to such prospective purchaser or purchasers any Co-Sale Shares unless and until, simultaneously with such sale, Gargoyles shall purchase or cause to be purchased such shares or other securities from such Participant upon the same terms and conditions as are applicable to the Co-Sale Shares.

                        (vii) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Co-Sale Shares made by

Gargoyles shall not adversely affect their rights to participate in subsequent sales of Co-Sale Shares subject to Section 4.1.


                        (viii) If neither of Founder or Timberland elects to participate in the sale of the Co-Sale Shares subject to the Notice, Gargoyles may, not later than sixty (60) days following delivery to the Company and each of Founder and Timberland of the Notice, enter into an agreement providing for the closing of the transfer of the Co-Sale Shares covered by the Notice within thirty (30) days of such agreement on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Co-Sale Shares by Gargoyles, shall again be subject to the co-sale rights of Founder and Timberland and shall require compliance by Gargoyles with the procedures described in this Section 4.1.

         4.2 EXEMPT TRANSFERS

                  (a) Notwithstanding the foregoing, the provisions of Section
4.1 shall not apply to (i) any transfer by a Holder to a party controlled or under common control with such Holder; (ii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of Founder; or (iii) any bona fide gift; provided that (A) the transferor shall inform the Holders of such transfer or gift prior to effecting it and (B) the transferee or donee shall furnish the Holders with a written agreement to be bound by and comply with all provisions of Section 4.1.

                  (b) Notwithstanding the foregoing, the provisions of Section
4.1 shall not apply to the sale of any shares (i) to the public in a widely distributed underwritten public offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act or, thereafter, in a broker's sale pursuant to Rule 144, or (ii) to any options issued, or to any shares issued upon their exercise, pursuant to employee stock option plans adopted by the Board of Directors of the Company.

         4.3 LEGEND

                  (a) Each certificate representing shares of Common Stock now or hereafter owned by Founder or issued to any Person in connection with a transfer pursuant to Section 4.2(a) hereof shall be endorsed with the following legend:

         "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT

BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

                  (b) The Holders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

         4.4 CONDITIONS TO EXERCISE OF RIGHTS

         Exercise of the rights under this Section 4 shall be subject to and conditioned upon, and the Holders and the Company shall use their best efforts to assist in, compliance with applicable laws.

         4.5 TERM

         This provisions of this Section 4 shall terminate upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company's Common Stock at a price per share of not less than $15.00 (as adjusted for stock splits, reverse stock splits and the like effected after the date of this Agreement) and an aggregate offering price of not less than $10.0 million.

5. TIMBERLAND PUT

         5.1. PUT

         During the period commencing on the third anniversary of the date hereof and ending ninety (90) days after receipt by Timberland of audited financial statements of the Company for the year ending December 31, 2002, Timberland shall have the right (the "Timberland Put") to require the Company to purchase all, but not less than all, of the Common Stock then beneficially owned by Timberland (the "Put Shares"). The Timberland Put shall be exercisable by 30 days prior written notice (the "Put Notice") to the Company at a price per share (the "Put Price") equal to 20 times the net after tax earnings of the Company per share of Common Stock for the fiscal year ending immediately prior to Timberland's delivery of the Put Notice, as determined in accordance with generally accepted accounting principles applied in a manner consistent with the financial statements of the Company.

         5.2      CLOSING

              If Timberland exercises the Timberland Put, then the Company shall purchase the Put Shares from Timberland at the Put Price. The closing of the purchase and sale of such Put Shares shall take place on such date, within 30 days after delivery to the Company of the Put Notice, as shall be specified by Timberland in the Put Notice (the "Put Closing Date").

         5.3      PAYMENT

         The purchase price for the Put Shares shall be paid in eight (8) equal payments of principal and interest from date of the put, at a rate per annum equal to one percent (1%) above the prime rate charged from time to time by Bank of America NTSA in San Francisco, California, each change in interest rate to become effective on the effective date of each change in prime rate announced by Bank of America NTSA, compounded annually, payable quarterly commencing ninety
(90) days after the Put Closing Date. Any remaining balance shall be paid on the second anniversary of the Put Closing Date.

6. GARGOYLES MERGER

         6.1 RIGHT TO MERGE

         Notwithstanding the provisions of Section 2, at any time after the exercise or expiration of the Timberland Put, Gargoyles shall have the right to cause the merger of the Company with and into a wholly owned subsidiary of Gargoyles by delivery to the Company a notice of election to merge (the "Notice of Election"); provided, however, that all stockholders are offered their proportional share of the merger price with no discount for minority interests or rights and on the same terms and conditions.

         6.2      VALUATION

         The exchange ratio in connection with any such merger shall be based on the relative "fair market value" of Gargoyles and the Company (each, a "Constituent Corporation"). The "fair market value" of each Constituent Corporation shall be determined: (i) if the shares are then publicly traded (as defined below), as of the day of the delivery to the Constituent Corporation of the Notice of Election (or, if such day is not a trading day in the United States securities markets, on the nearest preceding trading day), on the basis of the average closing prices therefor for the ten (10) immediately preceding trading days, as reported with respect to the market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the lowest independent offer quotation reported therefor in Level 2 of Nasdaq, or if no such quotations are reported, on the basis of the most nearly comparable valuation method acceptable to Gargoyles, Timberland and Founder, and (ii) if the shares of a Constituent Corporation are not then publicly traded, as of the day of the delivery to the Company of the Notice of Election, on the basis of the fair value thereof at the time of such issue, as determined by appraisal.

         6.3 APPRAISAL

         Within thirty days after delivery of the Notice of Election, Gargoyles, on the one hand, and Founder and Timberland, on the other, each shall designate a qualified appraiser by written notice to the other. The two appraisers so designated shall select a third qualified appraiser and the decision of any two of the three qualified appraisers so selected shall be determinative of the fair market value of the Constituent Corporation to be valued by appraisal (and if none the of the three appraisers agree upon the fair market value, the high and low appraisals shall be disregarded and the mid-point appraisal shall be determinative). If one party shall fail so to designate an appraiser within said thirty day period, the first appraiser shall proceed to determine such fair market value. For purposes of this Agreement, a "qualified appraiser" shall mean either (i) a brokerage firm which is a member of the National Association of Securities Dealers, or (ii) an individual nominated by such a firm. Each party shall pay the fees and expenses of the qualified appraiser appointed by it and one-half of the fees and expenses of the third qualified appraiser. For purposes of this paragraph, "publicly traded" shares are those which are listed or admitted to unlisted trading privileges on a national securities exchange or as to which sales or bid and offer quotations are reported in the automated quotation system ("Nasdaq") operated by the National Association of Securities Dealers, Inc. ("NASD").

7. AMENDMENTS AND WAIVERS

         This Agreement may be amended only with the consent of the Company and the Holders, except that the Company with the requisite consent required to take any action prohibited by Section 2.10 may amend with such written consent such provisions. Any amendment, consent and waiver shall be in writing. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

8. NOTICES

         All communications provided for hereunder shall be sent by postage-prepaid first-class mail, shall be deemed to be received three days after being sent, or, if earlier, the date of actual receipt, and shall be addressed as follows:

                  (a)      If to the Company, to:

                           The D.W. Lauer Company
                           120 Emerald Drive
                           Danville, California 94526

                           with a copy to:

                           Robb A. Scott, Esq.
                           Steinhart & Falconer LLP
                           333 Market Street, Suite 3200
                           San Francisco, California 94105-2150

                  (b)      If to Founder:
                           Douglas W. Lauer
                           120 Emerald Drive
                           Danville, California 94526

                           with a copy to:

                           Robb A. Scott, Esq.
                           Steinhart & Falconer LLP
                           333 Market Street, Suite 3200
                           San Francisco, California 94105-2150

                  (c)      If to Gargoyles:
                           Gargoyles, Inc.
                           5866 S. 194th Street
                           Kent, Washington 98032
                           Attention:  Douglas B. Hauff

                           with a copy to:

                           Cynthia Pope, Esq.
                           5866 S. 194th Street
                           Kent, Washington 98032

                  (d)      If to Timberland:
                           The Timberland Company
                           200 Domain Drive

                           Stratham, New Hampshire 03885
                           Attention:  Kenneth Pucker, Vice President

                           with a copy to:

                           Hemmie Chang, Esq.
                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts 02110

                  (e)      If to a Holder, to:

                           Such Holder's address as supplied to the Company on the signature page executed by such Holder

9.  ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, except that Holders may not assign their rights hereunder separate from a permitted transfer of their Common Stock.

10. HEADINGS

         The headings of the sections of this Agreement are inserted for convenience only and will not constitute a part hereof.

11. GOVERNING LAW

         This Agreement will be governed by and construed in accordance with the laws of the State of California without giving effect to the conflict of laws provisions thereof.

12. ARBITRATION PROVISIONS

         Any dispute or disagreement which arises under this Agreement shall be resolved by expedited binding arbitration conducted by JAMS/Endispute, Inc. ("JAMS") as follows:

                  (a) The parties expressly recognize that time is of the essence in any such arbitration, and it is the express intent of the parties that any such arbitration process shall be concluded within thirty (30) days following the initiation of arbitration by the submission of a written demand for arbitration by any party.

                  (b) The parties may agree upon a retired judge from the JAMS panel to conduct the expedited arbitration. If they are unable to agree, JAMS will provide a list of three available judges. Each party may strike one and the remaining judge will serve as the arbitrator.

                  (c) Any response to the demand for arbitration must be submitted to the arbitrator and the other parties within seven (7) days after service on the responding party of the demand for arbitration. The arbitration will be held in the City of San Francisco, California within fifteen (15) days after the date of the demand for arbitration and JAMS will provide each party with five (5) days advance written notice of the hearing date. Should any party hereto fail to appear or to be represented at the arbitration proceedings after receiving due notice of the hearing date, the arbitrator shall, except for good cause shown, render a decision in the absence of that party, which decision shall have the same force and effect as if the absent party had been present. The arbitrator shall render the arbitrator's decision within 30 days after the date of the demand for arbitration, which decision shall be final and binding upon the parties and not subject to appeal.

13. COUNTERPARTS

         This Agreement may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                  THE D.W. LAUER COMPANY,
                                  a California corporation


                                  By: /s/  Douglas W. Lauer
                                     -----------------------------------------
                                     Douglas W. Lauer, President

                                     GARGOYLES, INC.
                                     a Washington corporation


                                     By: /s/  Douglas B. Hauff
                                        --------------------------------------
                                        Name   Douglas B. Hauff
                                            ----------------------------------
                                        Title  President
                                              --------------------------------

                                     THE TIMBERLAND COMPANY
                                     a Delaware corporation


                                     By: /s/  Jeffrey B. Swartz
                                        --------------------------------------
                                        Name   Jeffrey B. Swartz
                                            ----------------------------------
                                        Title  Executive Vice President and
                                             ---------------------------------
                                               Chief Operation Officer
                                             ---------------------------------

                                     FOUNDER


                                     By: /s/  Douglas W. Lauer
                                        --------------------------------------
                                        Douglas W. Lauer